CONTRACT

for the Delivery of Machinery and Materials,

Assembly and Erection of the

ARTECH ACT 301

USED

between

represented by Geschäftsführer

Managing Director

Mr. Felix Assfalg, having power of single signature

- hereinafter "CONTRACTOR" -

and

Magnum d'Or Resources Inc.
1326 South East 17th Street
Suite 513
Ft. Lauderdale, FL 33316
United States
Phone: 305-420-6563
Fax: 305-395-4850
Web Site: http://www.magnumresources.net

represented by Mr. Joseph Glusic, having power of single signature

- hereinafter "Customer" -

In reference to both: - hereinafter "the parties" -

Basis of business transactions

A. The parties agree that German delivery contract law shall apply, excluding the standard law regarding international purchase of movable property and the standard law for the conclusion of international purchase contracts for movable property .

B. Furthermore, the parties agree, that all other German regulations similar to legal regulations shall apply, especially commercial rules regarding the duties of a business-man acting according to trade custom. Furthermore all German regulations for engineering including all German technical specifications, shall be valid as well.

C. With this contract any previous contractual relationship between the parties will be deemed to be null and void. All future contractual relationships between the parties are exclusively governed by the provisions of this contract.

D. The language of business is English.

E. This contract has been individually and newly drawn up in order to regulate agreements concerning the subject of the contract. It does not contain any pre-formulations within its clauses. Neither does it serve in any further utilisation or exploitation by one of the parties.

F. The parties mutually assure, that the contract has not been based on any general terms of business transactions. The parties hereto assure each other of the receipt of a first version of the contract, as a rough draft for the first time in October 2007, in order to enable them to revise the contract in regard to its economic and legal conditions, or to have it examined by lawyers or tax consultants.

G. Customer's right to give notice of termination of this contract under § 649 BGB[1] ("Customer"s right to give notice of termination of this contract before completion of the contractual works") shall be excluded.

H. The parties hereto undertake to mutually co-operate regarding all areas.

This contract comes into force when signed by the parties of the contract.

1.1.1 Subject of this contract is the delivery of the facilities described in greater detail in annex 1 to this contract, referred to as ARTECH ACT 301Tyre Recycling Plant" (hereinafter "the facility" or "the subject of the contract"). Subject of the contract includes the parts and accessories described in annex 1, as well as their manufacture, construction, erection, commissioning and training at the destination site according to annex 2.

Up to the point of delivery of the subject of the contract, Contractor is entitled to unilaterally carry out improvements, technical enhancements or a more economical method of construction of the subject of the contract. Customer shall be notified thereof. The annexes will be adjusted accordingly.

1.2 The subject of the contract shall constitute a movable property. Any connection with a landed property made or caused by Customer shall not alter its character as a movable property.

1.3 All technical data, segment descriptions, and other information regarding the subject of the contract are described in the annexes

1.4 The subject of the contract shall be installed and operated at the location provided for it (hereinafter "the destination site").

2. Plant payment

2.1 The total price of the plant to be built pursuant to this contract at the destination site shall be:

EUR

2,500,000.-

(*in letters*: EURO **two million five hundred thousand)**

(hereinafter "the total plant payment" or the "total price"), including installation ready for operation. Total price means (FOB), including insurance up to destination site .

3. Maturity, payment and securities

3.1 The payment of the total price (EUR 2,500,000.-) shall be made as follows

and operated by an Lease Agreement. (will be provided separate)

- documents stated below:

3.1.1 **<u>EUR 2,500,000 of the contract price)</u>** (*in letters:* two millions five hundred thousands EURO) to be paid to the Contractor by a Letter of Credit 10 days after finalising of Lease agreement The Contractor will be paid from this LC as follows:

a) **<u>EUR 1,500,000.- of the contract price)</u>** (*in letters:* one million five hundred thousand EURO) to be paid to the Contractor against the submittal and approval of the Customer of the Engineering drawings.

3.1.2 **EUR 1,000,000.- of the contract price)**(in letters: one million) are due and payable "pro rata delivery/ performance/storage.

- Bill of consignment or bill of lading or warehouse warrant or Forwarder's Certificate of Receipt (FCR).
- Specified original invoice (with two copies) made out to the Customer's name. Packing lists, 3-fold.
- Insurance proof covering transport of the delivered goods.

Partial shipment is authorized / Transhipment is authorized.

3.2 Payments of the various amounts listed in clause 3 shall be made to Contractor's account No. IBAN xxxxxxxxxxxxxxxxxxxxx at West LB Bank AG Düsseldorf, Swift; Bank Account.

3.3 Until full payment of the total price has been made under the terms of this agreement, the subject of the contract including all parts and accessories shall remain the property of Contractor, as far as this is consistent with the laws of the country of Germany.

In case these laws do not allow any retention of ownership, but permit Contractor to reserve himself other rights regarding the subject of the contract, the Contractor may exercise all such rights and may demand their transfer from Customer if necessary.

Customer shall be obligated to cooperate in all measures Contractor wants to take in order to protect Contractor's ownership rights, or in order to secure any other rights regarding the subject of the contract.

3.4 In case Customer is in default regarding payments, Contractor may postpone the fulfilment of his own obligations until settlement of the overdue payments has taken place, unless such delay in payment is due to an act or omission by the Contractor.

In case Customer is in default regarding payments, Contractor is entitled to demand interest for the money debt for the period of the default. The interest on arrears amounts to 8 (in letters: eight) percentage points p.a. above the base interest rate of the deutsche Bundesbank (§ 288 Sect.2 BGB[2] and § 247 BGB).

If Customer fails to pay the overdue sum even after a further request has been made, Contractor shall be entitled to rescind the agreement by means of a simple written notice to the Customer.

3.5 Advance payments made by Customer shall be credited to the total price.

4. Terms of delivery

4.1 In order to manufacture the required components necessary for the erection of the plant at the destination site the Contractor will be supplied by subcontractors. As the Contractor has to place the necessary orders a delivery time for the subject of the contract has to be allowed for. the time of delivery on site shall begin after fulfilment of Section 3 of this contract.

4.2 Contractor shall be entitled to perform an early delivery. In this case, Contractor shall notify Customer in writing at least two weeks before the definitive date of delivery.

4.3 If the delivery is delayed due to circumstances not being attributable to Contractor, particularly by any act or omission by the Customer, an appropriate extension of the delivery period shall be granted. The same shall apply to delays in delivery caused by force majeure and any other unforeseen circumstances beyond the control of the parties hereto, as e.g. strikes (by sub-suppliers, transport or mechanical engineering companies), fire, confiscation, war, general shortage of supply, energy cuts, etc.).

In such case Contractor undertakes to immediately inform Customer in writing of the delay and the time it is expected to take.

4.4 Contractor shall be entitled to extend the time of delivery already determined as binding once by up to eight weeks by means of a unilateral written notice to Customer. This shall apply if Contractor, based on his experience gained from previous plants , within the time of delivery carries out improvements, technical enhancements or a more economical manufacturing method, and by implementing these findings will delay the planned production schedule. Customer is immediately to be informed in writing of such changes.

4.5 Two weeks before the expiry of the delivery period, Contractor shall indicate his readiness for delivery regarding the entire subject of the contract or parts thereof and arrange for delivery to the destination site according to Sec. 5.

4.6 In case the contractual delivery date is not kept to for reasons to be imputed to the Contractor, he shall pay to Customer x for each full week of delay as payment of damages. This should however not exceed x of the contractual price of the delivery which could not be put into operation due to the delay, provided Customer is able to establish the credibility of damages being caused by the delay. Further claims of compensation for delay shall be excluded.

4.7 Contractor shall be entitled to partial performance partial deliveries provided he does not thereby violate the stipulations of this contract.

5. Transport to destination site

5.1 Contractor undertakes to procure shipment of the subject of the contract to the destination site within two weeks after indication of readiness for delivery and after receipt of the payments agreed to under Sec 3. Prior to the transport of the subject of the contract or parts thereof Contractor is obligated to obtain an adequate transport insurance and furnish proof of such insurance to Customer, if this has been agreed upon in writing as "Further services" (annex 1).

5.2 If the subject of the contract after delivery at the agreed destination site was not accepted by the Customer or a third party authorized by him, Contractor shall be entitled to store the subject of the contract parts thereof that were not unloaded at Customer's risk and expense. To this end Contractor is entitled to take out an adequate insurance at Customer's expense. In this case Contractor's liability is excluded. All costs that may arise are to be borne by Customer.

5.3 Even in case of non-acceptance of delivery of the subject of the contract or parts thereof Customer shall remain obligated to make payments pursuant to Sec. 3.

5.4 If the delay in accepting the delivery is not caused by circumstances to be imputed to the Contractor, Contractor shall have the right to request from Customer in writing to accept the delivery of the subject of the contract or parts thereof within a period of seven days at the latest. If Customer fails to meet such request within the deadline Contractor shall have the right to withdraw from the contract by means of a simple written notice regarding the non-accepted parts of the subject of the contract and then claim compensation for damages due to non-acceptance. from the Customer.

6. Installation and erection of the plant at the destination site

For the purpose of manufacture, construction, assembly and commissioning of the subject of the contract and for carrying out staff training (hereinafter "*erection performances*") at the destination site according to annex 2 Customer and Contractor agree upon the following:

6.1 <u>Contractor's obligations</u>

6.1.1 Contractor agrees to start the erection of the plant at the destination site within 4 weeks after delivery provided the respective requirements at the destination site have been met and Contractor has been notified by Customer thereof in writing. The parties hereto expect the assembly until ready for commissioning as well as the training and monitoring period to take at least 6 months

6.1.2 For this purpose Contractor is to provide send a sufficient number of specialists (approx. 5-8) to the destination site.

6.1.3 Regarding the subject of the contract Contractor undertakes to provide adequate training at the destination site for members of the staff chosen by Customer when starting erection performances. This is carried out at the Contractor's expense.

6.2 Remuneration

6.2.1 Remuneration of the erection performances by Contractor under 6.1, particularly training pursuant to 6.1.3 are included in the total plant payment.

In case the completion of erection performances is delayed for reasons Contractor is not responsible for, Customer shall reimburse Contractor's costs arising hereby.

6.2.2 The following expenses shall be borne by Customer:

- expenses for accommodating the above mentioned specialists for the erection work in a mid-price hotel including adequate board (three meals a day).
- installation and connection of electrical cables carried out by a locally authorized electrical engineering company hired by Customer.

6.3 Customer's obligations

6.3.1 Customer undertakes to fully place at Contractor's disposal the delivered parts of the subject of the contract to be accepted by him according to section 5.2 necessary for the erection performances. He equally undertakes to provide the requirements necessary for carrying out the erection performances at the destination site. The Customer is obligated to inform the Contractor by notification of readiness, when the necessary requirements for the erection of the plant have been provided.

6.3.2 The Contractor will be responsible for the erection performances and therefore must be provided with the full assistance and co-operation of the Customer at the destination site within the given time.

6.3.3 All documents and material necessary for Contractor in order to implement this contract must be provided in due time and free of charge to Contractor. Customer shall inform Contractor in time of any special circumstances at the destination site that are important for the implementation of this contract.

6.3.4 The Customer undertakes to provide all permits necessary under public law at his own expense, e.g. planning and building permission, permits for the erection performance, operating permit, residence and work permits for the Contractor's

staff and other permits in order to enable the Contractor to carry out without delay all work necessary for the erection and commissioning of the subject of the contract at the proposed site.

The Customer himself is responsible for the fulfilment of any other requirements under public law, such as requirements regarding emission protection and others. He will inform the Contractor of the existence of the respective requirements in time. The Contractor will assist the Customer during any proceedings under public law to the best of his ability.

6.3.5. For erection performances the Customer shall provide the Contractor with a factory building at his own expense 3 (three) months at the latest after fulfilment of clause 3 of this contract. The factory building shall have all qualities necessary for serving the purpose required by this contract. Minimum standards are set down in annex 2. During erection performance especially for cabling work, Customer has to ensure a minimum temperature of + 10 °C inside the factory building.

6.3.6 Customer shall provide the Contractor. his staff with tools, equipment and assembly material at the destination site according to annex 6 free of charge during the erection performance.

6.3.7 Customer shall make available the following staff for the time of the erection performances; all costs are borne by Customer:

- 1 interpreter (German language)
- 2 skilled mechanics
- 5 unskilled workers
- an electric engineering company including at least 4 electricians and in the position to prove their official authorization according to regulations locally in force

6.3.8 In order to carry out the erection performances Customer shall in time procure a sufficient supply of energy with the capacities described in annex 5 at the destination site.

6.3.9 At the destination site Customer shall provide a room of at least 20 m^2 that can be locked where the Contractor's staff may store their tools and personal belongings and an additional room (container) for the building supervisors, as well as adequate sanitary facilities.

6.3.10 Customer is to provide a telephone and fax connection both in working order at the destination site which can be used for telephone calls to Germany. This shall be free of charge to the Contractor.

6.3.11 In regard to safety precautions Customer shall inform the Contractor and the assembly staff in detail about conditions prevailing at the destination site. Detailed information is required in order to avoid any hazards especially during welding. Customer shall remove all inflammable substances from the work place and inform the erection staff in writing in regard to conditions of the surrounding area. Customer shall inform the erection staff of any hazards, e.g. gas pipes or electric cables close to the work place.

6.3.12 Customer shall provide the necessary fire-fighting equipment, extinguishing devices and further safety devices prescribed by the laws of the destination site, at his own expense.

6.3.13 Customer shall particularly protect the nitrogen tanks from unauthorized access, by means of additional fencing according to official prescriptions, at his own expense.

6.3.14 Customer shall provide sufficient ventilation inside the factory hall.

6.3.15 Customer shall provide a first-aid equipment free of charge at the work place.

6.3.16 Customer shall supervise the work place to the necessary extent and effect further checks of welding work. The work place will be locked and kept under surveillance by the Customer at the end of each working day.

6.3.17 At his own expense Customer shall provide a person able to render first aid at the site. The telephone numbers of the competent rescue services and the competent hospital shall be made available by Customer at the building site at a place, where it is noticeable to everybody and is close to a public telephone.

6.3.18 Emergency and rescue escape routes at the building site are to be marked by the Customer. The entrances/drives of the building site shall be kept free, even when loading and unloading of vehicles for construction work is taking place. The Customer shall ensure and supervise the observance of these instructions.

6.3.19 Before starting the erection performance Customer and Contractor shall appoint duly authorized personnel and proxies who will be responsible for the site activities during the erection period. Both parties shall notify each other thereof.-

6.4 <u>Execution of the erection performances</u>

6.4.1 Contractor"s erection performances are already started by preparing the

destination site. Contractor shall support such work through consultation, supervision and control by his staff at the site.

Erection and assembly of the subject of the contract at the destination site shall begin to be effected by Contractor four weeks after delivery of parts of the plant pursuant to Sec. 5.2 at the latest and after Customer's indication of readiness pursuant to Sec. 6.3.1.

If Customer fails to meet one of the obligations under Sec.6, or shall it be foreseeable that he will not meet the same, Contractor shall be authorized to commence erection later. The time of erection will be extended respectively. However, he shall commence performance upon Customer's honouring of his obligations in full according to Sec. 6 at the latest when it is foreseeable that he shall honour them in time.

6.4.2 For the erection of the subject of the contract, from the beginning of installation and with an average daily worktime of up to 10 hours Contractor shall require the erection time given in the schedule.

If the erection is delayed by more than 30 days, Customer is to be notified thereof immediately. The erection period in particular shall be extended by an appropriate period of time in case there is any obstacle caused by force majeure or other circumstances unavoidable for Contractor, such as strikes or any activities or comission by Customer.

If the extension of the erection period is due to an intentional act or an act of gross negligence by one of the two contracting parties, the party at fault shall be liable to the other for compensation of proven damages.

6.4.3 The direction and supervision of the erection shall be performed by Contractor. Customer has insofar no authority to give orders . The same shall apply to the staff provided by Customer pursuant to Sec. 6.3.7, which shall, in an appropriate manner, adhere to Contractor's instructions.

6.4.4 The person authorized by the Contractor has to arrange for and carry out an installation book. Entries into the installation book are to be made daily and must be signed by the authorized persons of the parties.

6.4.5 Contractor shall be liable for injury to persons within the scope of the legal provisions. He shall be liable for material damages and for damages to property up to an amount of EUR 100,000.– per damage. He shall not be liable for loss of production, nor for loss of profit or for the replacement of lost data.

6.4.6 Contractor shall not be liable for staff provided by Customer, or for any defects caused by faulty assembly material provided by Customer.

7. Transfer of risk

The supply of parts mentioned in annex 1 shall be made (CIP) freight free insured up to the destination site.. The risk of accidental loss as well as any deterioration of parts of the subject of the contract shall be borne by Contractor, if the subject of the contract has not been unloaded, up to factory gate of the destination site.

Irrespective of an earlier time of transfer of ownership - the risks in respect to all parts of the plant are transferred to the Customer with the acceptance according. to Sec. 8 to the.

"Contractual output" refers to the annual output for the facility details of which are set out in the paragraph headed "Capacities" and under the heading "Output annually" to this contract.

"Month" refers to a Gregorian calendar month.

"Year of warranty" refers to the period of twelve (12) months following the Commissioning Date and the two subsequent periods each of twelve (12) months thereafter.

"Commissioning date" refers to the date on which the commissioning of the facility is completed and on which it starts commercial production.

"Force Majeure" refers to any event or circumstances beyond the Contractor's reasonable control including but not limited to the following:

- act of God, explosion, floods, storms, fire or accident
- war or threat of war, sabotage, insurrection, civil disturbance or requisition
- laws, restrictions, regulations, bye-laws, prohibitions or measures of any kind on the part of any governmental parliamentary or local authority
- import or export regulations or embargoes
- strikes, lock outs or other labour disputes between employer and employee (whether involving the Contractor's employees or those of a

third party)

- difficulties or delays in obtaining tyres, raw materials, labour, fuel, parts or machinery
- power failure or breakdown of machinery (except breakdown of plant equipment) as well as
- difficulties or delays regarding the shipment of materials or parts of the facility

"Territory" refers to: Magog/ Canada

Magnum d'Or Resources Inc.
1326 South East 17th Street
Suite 513
Ft. Lauderdale, FL 33316
United States
Phone: 305-420-6563
Fax: 305-395-4850
Web Site: http://www.magnumresources.net

Signature:

3/13/2008

Joseph Glusic, President

ARTECH GmbH

Signature:

12.3.08

Felix Assfalg, CEO

ANNEXES

TO THE DELIVERY CONTRACT

ARTECH ACT 301

USED

Plant dimensions

Plant dimensions ACT 301

Length:	approx. 60 m
Width:	approx. 20 m
Height:	approx. 10 m
Weight:	approx. 1,500 t

Hall dimensions ACT 301

Length:	80 m
Width:	30 m
Clear height:	10 m min.

ARTECH ACT 301

Capacity: The capacity of the subject of the contract for the processing of used tyres under the following conditions:

ARTECH ACT 301

		Per year	H/p.a	Per hour
INPUT:	**Used tyres**			
	Car / lorry	up to appr. 25,000t	7,000 h	appr. 3.6m t

		Per year	H/p.a	Per hour
OUTPUT:	**Used tyres (cut)**			
	Rubber powder/ -granules	appr. 16,500 t	7,000 h	appr. 5.00 t*
	Steel	appr. 6,500 t	7,000 h	appr. 0,9 t*
	Textile fibres	appr. 2,000 t	7,000 h	appr. 0, 3 t*

* Depending on type and use of the tyres (e.g. motor car, lorry, summer, winter) the tyres consist of varying materials. It is therefore not possible to determine the exact shares of rubber, steel and textile in advance. For this reason the data listed above are to be considered approximate values only.

Quality and Purity of Rubber granules

Grain size:	0.5 mm – 3/8", 5/8"
Grain shape:	star
Characteristic:	free-flowing
Density:	approx. 480 kg / m^3
Free from steel and textile	99 %

Subject to technical changes

ARTECH ACT 301

Supplies / Limits of delivery and services

The following media/materials and staff have to be provided

free of charge by the Customer

1. REQUIRED MEDIA/MATERIALS AND STAFF

1.1 Electrical power

The medium voltage facility (MVF) including transformers is part of the Customer's scope of services. The MVF shall be positioned next to Contractor's LVS (low voltage switchboard) (ARTECH ACT 301 . Instructions regarding the definite location of the MVF will be given by the Contractor 4 weeks after conclusion of this contract at the latest. Customer shall provide electric power at the entrance of the low voltage switchboard (LVS) as follows:

- Voltage:	6000 V +/- 5% (LZ only)
- Voltage:	400 V ± 5%
- Type:	3-phase current
- Frequency:	50 Hz ± 1% according to VDE 0160
- Installed capacity (ARTECH ACT 301)	approx. 1,200 kW

The LVS is part of the Contractor's scope of delivery.

TIME SCHEDULE

The following time schedule for delivery and installation of the ARTECH ACT 301 applies under present conditions.

-	Delivery ex works	approx	3	months *
-	Shipment (pro rata delivery)	approx.	4 - 6	weeks *
-	Installation	approx.	1 - 2	months **
-	Commissioning	approx.	1	months
-	Training	approx.	4 -12	weeks *

*) First deliveries will begin already approx. four (4) months after effectiveness of contract. In parallel to these deliveries, first erection works will start.

**) Civil engineering works are not included in this schedule; they must be executed by the Customer before start of the installation.

Obligation to verification and notification

(Translation)

1 HGB §§ 377-381 German Commercial Code

Third Volume. Trade business

§ 377 [Obligation to examine and to notify defects]

(1) If the purchase is a commercial transaction for both parties, Customer shall examine the goods immediately after delivery by Contractor, as far as this is incidental to the normal activity of a business and shall immediately notify Contractor of any defects.

(2) In case Customer fails to notify Contractor, the goods are deemed to be approved of, unless this is a defect that could not to be detected during the examination.

(3) If such defect was detected later, notification shall be made immediately after detection, otherwise the goods shall be deemed to have been approved even in consideration of such defect.

(4) In order to maintain Customer's rights, dispatch of notification in time shall be sufficient.

(5) In case Contractor can be accused of fraudulent concealment, he will not be permitted to refer to these provisions.

§ 378 [Obligation to examine and to notify defects in case of misdelivery or error of quantity]

The provisions of § 377 shall apply as well in case goods have been delivered that differ from the goods that were ordered or the amount of the delivered goods differs from the ordered amount. They shall not apply if the difference between the delivered goods and the ordered goods is so considerable, that the supplier must have realized that Customer's acceptance of the goods would be impossible.

Subject of the contract with all parts and accessories

(Sec. 1 and 8.5.1)

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

Used Plant

	Equipment for the production of granules
1	feed conveyor for shredder
2	shredder
2	conveyor belt
2	Crusher
2	steel separating system
4	conveyor belt
2	Crusher
2	steel separating system
various	conveyor belt
2	Crusher
various	system for dispatch of textile fibres
1	separating device
various	screw conveyor
various	vibrating conveyor
2	Screener
various	conveyor belt
various	feed system

Subject of the contract with all parts and accessories

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

2	separator for heavy material
4	separator for light material
various	bucket elevators
2	feed system
various	conveyor systems
1	Compressor
various	pipes for compressed air
1	de-dusting plant
various	exhaust pipes

Subject of the contract with all parts and accessories

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

Subject of the contract with all parts and accessories

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

various	bucket elevator
2	powder classifying system
1	steel structure
various	conveyor system
various	spare and wear parts for one year"s operation

Subject of the contract with all parts and accessories

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

	Electrotechnical equipment	
1	Operator workstation	
1	Automation system including signal receiver	
1	System bus	
various	control cabinets	
various	local operating units	
1	complete installation of cable system	
	Documentation	
	Sundries:	
	Colouration:	
	steel structure:	blue RAL 5015
	Stainless steel parts:	unpainted
	equipment:	RAL tone
	Complete technical documentation, consisting of:	
	operating manual	
	complete electrical cable plan	
	specification of equipment	
	operating instructions	
	power-flow diagrams of equipment	
	Maintenance instructions	
	Specifications of spare and wear parts	

Subject of the contract with all parts and accessories

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

	Screens
1	MA 1.600 mm
1	MA 2.000 mm
1	MA 2.500 mm
1	MA 3.550 mm
1	MA 4.000 mm
1	MA 4.500 mm
1	MA 3/8"
1	MA 5,8"

Subject of the contract with all parts and accessories

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

SPECIAL EQUIPMENT	
1	
1	

	Packaging unit for rubber granules and rubber powder, consisting of:
1	**big bag filling station fraction I**
1	control system for big bag filling station
1	intermediate storage bin, with filling level indication
1	dosing and distribution conveyor
1	blow-up apparatus
1	swelling clamp
1	quick-acting flap
1	
1	evaluation unit
1	

Subject of the contract with all parts and accessories

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

SPECIAL EQUIPMENT

1	**Big bag filling station fraction II**
1	control system for big bag filling station
1	intermediate storage bin, with filling level indication
1	dosing and distribution conveyor
1	blow-up apparatus
1	swelling clamp
1	quick-acting flap
1	weighing system
1	evaluation unit
1	
1	**Big bag filling station fraction III**
1	control system for big bag filling station
1	intermediate storage bin, with filling-level indication
1	dosing and distribution conveyor
1	blow-up apparatus
1	swelling clamp
1	quick-acting flap
1	weighing system
1	evaluation unit
1	label printer

Subject of the contract with all parts and accessories

(Sec. 1 and 8.5.1)

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

SPECIAL EQUIPMENT	
1	**Big bag filling station fraction IV**
1	control system for big bag filling station
1	intermediate storage bin, with filling-level indication
1	dosing and distribution conveyor
1	blow-up apparatus
1	swelling clamp
1	quick-acting flap
1	weighing system
1	evaluation unit
1	label printer

Subject of the contract with all parts and accessories

(Sec. 1 and 8.5.1)

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

	SAFETY SYSTEMS:
	4. Automatic monitoring and control of temperature
	All relevant parts of the plant are provided with temperature control devices to prevent any injuries provided standard safety measures are followed. Monitoring systems will indicate deviations and will automatically shut down the plant as soon as toleration levels are exceeded, resp. reached.

Subject of the contract with all parts and accessories

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

	Installation
	Shredder system
	Transport equipment
	Crusher system
	Screening and separation system for granules
	System of powder mills
	Storage and filter systems
	Big bag filling stations
	Steel structure
	Electric and electronic equipment

	Commissioning
	Shredder system
	Transport equipment
	Crusher system
	Screening and separating system for granules
	System of powder mills
	Storage and filter systems
	Classifying system for powders
	Big bag filling stations
	Electric and electronic equipment

Subject of the contract with all parts and accessories

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

	Packaging
	Shredder system
	Transport equipment
	Crusher system
	Screening and separating system for granules
	Powder mill system
	Storage and filter systems
	Classifying system for powders
	Big bag filling stations
	Steel structure
	Electric and electronic equipment
	Transportation
	Shredder system
	Transport equipment
	Crusher system
	Screening and separating system for granules
	Powder mill system
	Storage and filter systems
	Classifying system for powders
	Big bag filling stations
	Steel structure
	Electric and electronic equipment

Subject of the contract with all parts and accessories

ARTECH ACT 301 Process computer controlled Tyre Recycling Plant

	Training
	Shredder system
	Transport equipment
	Crusher system
	Screening and separating system for granules
	Powder mill system
	Storage and filter systems
	Classifying system for powders
	Big bag filling stations
	Electric and electronic equipment
	• **Maintenance work**
	• **Quality control**
	• **Safety**
	• **Environmental protection**

Subject to technical changes.

The plant is delivered complete and ready for operation.

Page 1

ARTECH ACT 301

Annex 2

Tools and assembly material

(to be provided free of charge by Customer)

- Mobile cranes (as required)
- 2 fork lifts suitable for the assembly (5t)
- Mobile assembly platforms (up to 5 m in height) as required
- Scaffolding for assembly as required
- Technical gases, oxygen and acetylene (fuel gases) CO_2, argon
- Supply of electricity for building site, 6 distributors within factory buildings (230 and 400 voltage)
- Connections for drinking water and waste water
- Boxes for disposal of waste and residual materials
- Complete installation of the building site including office container, container for sanitation system, container for workshop and hardware depot etc.
- Connections for telephone and fax.

Two months before starting the assembly Contractor shall inform Customer by means of written notice of the exact specifications and definite amount of material needed for the assembly.

Subject to technical changes

Preliminary documentation

according to the contract for the delivery of machinery and materials, assembly and erection of the ARTECH ACT 301

(Delivery within 8 weeks after coming into force of this contract pursuant to Sec. 3)

- Organizational chart for the project
- Project sequence plan
- Description of the performance of the subject of the contract
- Description of interfaces
- Technical specifications
- Basic flowchart
- Layout
- Foundation loads

Subject to technical changes

[1] BGB = German Civil Code

[2] BGB = German Civil Code

FINAL